EXHIBIT 24.3

              SUBSTITUTION OF POWER OF ATTORNEY


     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that David
R. Clark hereby appoints David R. Snyder as a true and lawful attorney-in-fact and agent for the members
("Members") of the Savings Plan Committee of San Diego Gas
& Electric ("SDG&E") who have appointed David R. Clark as their attorney-in-fact and agent (with the power of substitution), in any and all capacities, to execute a Registration Statement on Form S-8 and any and all amendments and supplements thereto under the Securities
Act of 1933, as amended, with respect to the Saving Plan
(the "Plan") of SDG&E, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the Members might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.



   /s/ David R. Clark
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David R. Clark